EXHIBIT 99.1
SYMBOL TECHNOLOGIES REPORTS FIRST-QUARTER 2006 FINANCIAL RESULTS
•	As Reported Revenue of $445 Million and $0.12 Earnings Per Share

•	Normalized Revenue of $435 Million and $0.10 Earnings Per Share

•	Normalized Operating Margins Reach 8.9 Percent

•	Quarterly Normalized Operating Expenses Improve to $162.4 Million
Teleconference 5:30 p.m. (ET) Today to Discuss Results, Dial 800-263-8506
     HOLTSVILLE, N.Y. — May 2, 2006 — Symbol Technologies, Inc. (NYSE:SBL), The Enterprise Mobility Company™, today announced as reported revenue for the first quarter, ended March 31, 2006, of $444.9 million, including a $9.9 million payment of past due royalties. This compares with first-quarter 2005 as reported revenue of $457.5 million, which included $13 million associated with an inventory transfer to a customer-owned facility, and revenue of $438.9 million in fourth-quarter 2005.
     First-quarter 2006 as reported net income was $29.5 million or $0.12 per share, including a $5.2 million net benefit resulting from the past due royalty payment plus interest, along with a favorable legal settlement, partially offset by restructuring and asset impairment charges and stock-based compensation expenses. This compares with first-quarter 2005 as reported net income of $22.2 million or $0.09 per share, which included a $12.4 million net benefit associated with the inventory transfer to a customer-owned facility and tax settlements partially offset by restructuring and asset impairment charges. Fourth-quarter 2005 as reported net income was $23.9 million or $0.09 per share, which included a $1.4 million net benefit associated with a tax settlement partially offset by restructuring and asset impairment charges.

     On a normalized basis, first-quarter 2006 net income was $24.3 million or $0.10 per share, excluding stock-based compensation expenses. This compares with first-quarter 2005 normalized net income of $9.7 million or $0.04 per share and fourth-quarter 2005 normalized net income of $22.6 million or $0.09 per share.
     “The progress we have made in our product refresh program, penetration of new vertical markets and operational improvements has enabled us to deliver steady results. I thank Symbol’s customers, partners, and especially our associates, for their contributions,” said Sal Iannuzzi, Symbol president and chief executive officer. “Going forward, we will concentrate on revenue growth initiatives, such as investments in our sales force and product innovation, while also being sharply focused on overall cost containment. I am confident we will continue to deliver consistent financial performance.”
First-Quarter 2006 Financial Highlights
     —On a normalized basis, first-quarter 2006 product revenue was $363.1 million versus first-quarter 2005 normalized product revenue of $371.2 million and normalized fourth-quarter 2005 product revenue of $366.4 million. Services revenue was $71.9 million versus $73.2 million in first-quarter 2005 and $72.5 million in the fourth quarter of 2005.
     — First-quarter 2006 normalized gross profit margins were 46.2 percent compared with 45.4 percent normalized in first-quarter 2005 and 45.6 percent normalized in the fourth quarter of 2005. Normalized operating margins were 8.9 percent compared with 4.6 percent normalized in first-quarter 2005 and 7.6 percent normalized in fourth-quarter 2005.

     —First-quarter 2006 normalized operating expenses were $162.4 million compared with $181.4 million normalized in the first quarter of 2005 and $166.5 million normalized in fourth-quarter 2005.
     —The ending cash balance as of March 31, 2006, was $156.6 million compared with $139.1 million as of December 31, 2005. The increase is primarily attributable to $47.5 million in cash generated from operations, partially offset by $24.6 million in debt repayment and $9.1 million in net capital investment.
Second-Quarter 2006 Outlook
     The Company currently expects second-quarter 2006 revenue to increase two to four percent from first-quarter normalized revenue of $435 million. Earnings per share in the second quarter of 2006 are currently expected to be in the range of $0.11-$0.12 per share, excluding an impact of $0.01 per share from the expensing of stock options.
Teleconference Information:
Investors are invited to listen to Symbol’s conference call discussing the Company’s financial results for the first quarter of 2006. The conference call will be held at 5:30 p.m. ET today. To listen to the call, visit the Company’s Web site at www.symbol.com/investor or dial 800-263-8506 (domestic) and 719-457-2681(international) at least 10 minutes prior to commencement of the call.
Web cast Information:
To listen to a live audio cast (listen only), access http://www.symbol.com/investor and click on the link next to the microphone icon.
     Replay Information: An audio replay will be available on the Company’s Web site on a 24-hour non-stop basis within two hours of the conclusion of the call. An audio replay of the teleconference will be available from 8:30 p.m. ET, May 2, 2006, through midnight CT, June 2, 2006, by calling toll-free 888-203-1112 (domestic) and 719-457-0820 (international), and entering access code 4118992.
Non-GAAP Financial Measures
     In addition to including results of operations data under accounting principles generally accepted in the United States of America (U.S. GAAP), Symbol Technologies disclosed normalized results of operations data for the first quarter of 2006, fourth quarter of 2005, and the first quarter of 2005, including the effects of the restructuring, stock-based compensation expenses and certain other items, which the Securities and Exchange Commission defines as “non-GAAP financial measures.” These non-GAAP financial measures should not be considered in isolation or as an alternative to results of operations data or any other measure of performance derived in accordance to U.S. GAAP. However, these non-GAAP financial measures are presented because Symbol believes they provide useful supplemental information for management and investors and allow them to perform meaningful comparisons for the Company’s past and present results. For a reconciliation of these non-GAAP measures, see the tables below with the heading “Non-GAAP Financial Measures.”
About Symbol Technologies
     Symbol Technologies, Inc., The Enterprise Mobility Company™, is a recognized worldwide leader in enterprise mobility, delivering products and solutions that capture, move and manage information in real time to and from the point of business activity. Symbol enterprise mobility solutions integrate advanced data capture products, radio frequency identification technology, mobile computing platforms, wireless infrastructure, mobility software and world-class services programs. Symbol enterprise mobility products and solutions are proven to increase workforce productivity, reduce operating costs, drive operational efficiencies and realize competitive advantages for the world’s leading companies. More information is available at www.symbol.com.
     This news release contains forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include price and product competition, dependence on new product development, reliance on major customers, customer demand for our products and services, control of costs and expenses, international growth, general industry and market conditions and growth rates and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations. For a further list and description of such risks and uncertainties, see the reports filed by Symbol with the Securities and Exchange Commission. Symbol disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
# # #
For Symbol Technologies:
For media information:
Patricia Hall
Symbol Technologies, Inc.
631.738.5636
patricia.hall@symbol.com
For financial information:
Lori Chaitman
Symbol Technologies, Inc.
631.738.5050
lori.chaitman@symbol.com

Symbol Technologies, Inc. & Subsidiaries
Condensed Consolidated Income Statements (unaudited)

	Three Months Ended *
($ Millions, except per share data)	March 31, 2006	December 31, 2005	March 31, 2005
Product Revenue	$373.0	$366.4	$384.2
Services Revenue	71.9	72.5	73.2

Net Revenue	444.9	438.9	457.5

Cost of Revenue	234.2	238.9	251.3
Restructuring & Asset Impairment	0.8	2.3	0.7

Total Cost of Revenue	235.1	241.3	251.9

Gross Profit	209.8	197.6	205.6
Operating Expenses:
Engineering	36.7	34.2	42.4
S,G&A	128.5	132.3	139.0
Restructuring & Asset Impairment	2.0	3.3	(0.1)
Net Recovery From Legal Settlements	(1.0)	—	—

Total Operating Expenses	166.2	169.9	181.2

Income From Operations	43.6	27.8	24.3
Other Income/(Expense), Net	3.5	(1.0)	(6.6)

Income Before Income Taxes	47.1	26.8	17.8

Provision/(Benefit) For Income Taxes	17.6	2.9	(4.4)

Net Income	$29.5	$23.9	$22.2

Earnings Per Share	$0.12	$0.09	$0.09
Average Diluted Shares Outstanding (in millions)	252.7	252.0	251.3

PERCENTAGE OF REVENUE
Net Revenue	100.0%	100.0%	100.0%
Cost of Revenue	52.7%	54.4%	54.9%
Restructuring & Asset Impairment	0.2%	0.5%	0.1%

Total Cost of Revenue	52.8%	55.0%	55.1%

Gross Profit	47.2%	45.0%	44.9%
Operating Expenses:
Engineering	8.3%	7.8%	9.3%
S,G&A	28.9%	30.1%	30.4%
Restructuring & Asset Impairment	0.4%	0.8%	(0.0)%
Net Recovery From Legal Settlements	(0.2)%	0.0%	0.0%

Total Operating Expenses	37.4%	38.7%	39.6%

Income From Operations	9.8%	6.3%	5.3%
Other Income/(Expense), Net	0.8%	(0.2)%	(1.4)%

Income Before Income Taxes	10.6%	6.1%	3.9%
Provision/(Benefit) For Income Taxes	4.0%	0.7%	(1.0)%

Net Income	6.6%	5.4%	4.8%

*	Certain numbers may differ slightly due to rounding.

Symbol Technologies, Inc. & Subsidiaries
Condensed Consolidated Income Statements (unaudited)
Non-GAAP Financial Measures

	Three Months Ended *
	March 31, 2006				December 31, 2005
		Restructuring &				Restructuring &
($ Millions, except per share data)	As Reported	Other Items		Normalized	As Reported	Other Items		Normalized
Product Revenue	$373.0	$(9.9)	a	$363.1	$366.4	$—		$366.4
Services Revenue	71.9	—		71.9	72.5	—		72.5

Net Revenue	444.9	(9.9)		435.0	438.9	—		438.9

Cost of Revenue	234.2	(0.4)	b	233.8	238.9	—		238.9
Restructuring & Asset Impairment	0.8	(0.8)		—	2.3	(2.3)		—

Total Cost of Revenue	235.1	(1.3)		233.8	241.3	(2.3)		238.9

Gross Profit	209.8	(8.7)		201.1	197.6	2.3		200.0
Operating Expenses:
Engineering	36.7	(0.8)	b	36.0	34.2	—		34.2
S,G&A	128.5	(2.0)	b	126.4	132.3	—		132.3
Restructuring & Asset Impairment	2.0	(2.0)		—	3.3	(3.3)		—
Net Recovery From Legal Settlements	(1.0)	1.0	c	—	—	—		—

Total Operating Expenses	166.2	(3.8)		162.4	169.9	(3.3)		166.5

Income From Operations	43.6	(4.9)		38.7	27.8	5.7		33.4
Other Income/(Expense), Net	3.5	(3.4)	a	0.1	(1.0)	0.7	d	(0.3)

Income Before Income Taxes	47.1	(8.3)		38.8	26.8	6.4		33.1

Provision For Income Taxes	17.6	(3.1)		14.5	2.9	7.7		10.6

Net Income	$29.5	$(5.2)		$24.3	$23.9	$(1.4)		$22.6

Earnings Per Share	$0.12	$(0.02)		$0.10	$0.09	$—		$0.09
Average Diluted Shares Outstanding (in millions)	252.7	252.7		252.7	252.0	252.0		252.0

PERCENTAGE OF REVENUE
Net Revenue	100.0%			100.0%	100.0%			100.0%
Cost of Revenue	52.7%			53.8%	54.4%			54.4%
Restructuring & Asset Impairment	0.2%			0.0%	0.5%			0.0%

Total Cost of Revenue	52.8%			53.8%	55.0%			54.4%

Gross Profit	47.2%			46.2%	45.0%			45.6%
Operating Expenses:
Engineering	8.3%			8.3%	7.8%			7.8%
S,G&A	28.9%			29.1%	30.1%			30.1%
Restructuring & Asset Impairment	0.4%			0.0%	0.8%			0.0%

Net Recovery From Legal Settlements	(0.2%)			0.0%	0.0%			0.0%

Total Operating Expenses	37.4%			37.3%	38.7%			37.9%

Income From Operations	9.8%			8.9%	6.3%			7.6%
Other Income/(Expense), Net	0.8%			0.0%	(0.2%)			(0.1%)

Income Before Income Taxes	10.6%			8.9%	6.1%			7.6%
Provision For Income Taxes	4.0%			3.3%	0.7%			2.4%

Net Income	6.6%			5.6%	5.4%			5.1%

*	Certain numbers may differ slightly due to rounding.

(a)	Metrologic payment (royalties and interest).

(b)	Adoption of SFAS 123(R), Share-Based Payment.

(c)	Additional proceeds received from favorable PwC settlement.

(d)	Impairment of cost basis investment.

Symbol Technologies, Inc. & Subsidiaries
Condensed Consolidated Income Statements (unaudited)
Non-GAAP Financial Measures

	Three Months Ended *
	March 31, 2006				March 31, 2005
		Restructuring &				Restructuring &
($ Millions, except per share data)	As Reported	Other Items		Normalized	As Reported	Other Items		Normalized
Product Revenue	$373.0	$(9.9)	a	$363.1	$384.2	$(13.0)	d	$371.2
Services Revenue	71.9	—		71.9	73.2	—		73.2

Net Revenue	444.9	(9.9)		435.0	457.5	(13.0)		444.5

Cost of Revenue	234.2	(0.4)	b	233.8	251.3	(8.5)	d	242.8
Restructuring & Asset Impairment	0.8	(0.8)		—	0.7	(0.7)		—

Total Cost of Revenue	235.1	(1.3)		233.8	251.9	(9.1)		242.8

Gross Profit	209.8	(8.7)		201.1	205.6	(3.9)		201.7
Operating Expenses:
Engineering	36.7	(0.8)	b	36.0	42.4	—		42.4
S,G&A	128.5	(2.0)	b	126.4	139.0	—		139.0
Restructuring & Asset Impairment	2.0	(2.0)		—	(0.1)	0.1		—

Net Recovery From Legal Settlements	(1.0)	1.0	c	—	—	—		—

Total Operating Expenses	166.2	(3.8)		162.4	181.2	0.1		181.4

Income From Operations	43.6	(4.9)		38.7	24.3	(4.0)		20.3
Other Income/(Expense), Net	3.5	(3.4)	a	0.1	(6.6)	—		(6.6)

Income Before Income Taxes	47.1	(8.3)		38.8	17.8	(4.0)		13.7

Provision/(Benefit) For Income Taxes	17.6	(3.1)		14.5	(4.4)	8.4		4.0

Net Income	$29.5	$(5.2)		$24.3	$22.2	$(12.4)		$9.7

Earnings Per Share	$0.12	$(0.02)		$0.10	$0.09	$(0.05)		$0.04
Average Diluted Shares Outstanding (in millions)	252.7	252.7		252.7	251.3	251.3		251.3

PERCENTAGE OF REVENUE
Net Revenue	100.0%			100.0%	100.0%			100.0%
Cost of Revenue	52.7%			53.8%	54.9%			54.6%
Restructuring & Asset Impairment	0.2%			0.0%	0.1%			0.0%

Total Cost of Revenue	52.8%			53.8%	55.1%			54.6%

Gross Profit	47.2%			46.2%	44.9%			45.4%
Operating Expenses:
Engineering	8.3%			8.3%	9.3%			9.5%
S,G&A	28.9%			29.1%	30.4%			31.3%
Restructuring & Asset Impairment	0.4%			0.0%	(0.0)%			0.0%

Net Recovery From Legal Settlements	(0.2)%			0.0%	0.0%			0.0%

Total Operating Expenses	37.4%			37.3%	39.6%			40.8%

Income From Operations	9.8%			8.9%	5.3%			4.6%
Other Income/(Expense), Net	0.8%			0.0%	(1.4)%			(1.5)%

Income Before Income Taxes	10.6%			8.9%	3.9%			3.1%
Provision/(Benefit) For Income Taxes	4.0%			3.3%	(1.0)%			0.9%

Net Income	6.6%			5.6%	4.8%			2.2%

*	Certain numbers may differ slightly due to rounding.

(a)	Metrologic payment (royalties and interest).

(b)	Adoption of SFAS 123(R), Share-Based Payment.

(c)	Additional proceeds received from favorable PwC settlement.

(d)	Inventory transfer to a customer-owned facility.

Symbol Technologies, Inc. & Subsidiaries
Condensed Consolidated Balance Sheets

	Balance Sheet at *
($ Millions)	March 31, 2006	December 31, 2005	March 31, 2005
	(unaudited)	(audited)	(unaudited)
Assets
Cash and Cash Equivalents	$156.6	$139.1	$218.2
Accounts Receivable, Net	219.0	213.0	174.1	(a)
Inventories, Net	195.2	182.2	172.4
Deferred Income Taxes	186.9	172.5	180.4
Other Current Assets	31.2	22.9	27.0

Total Current Assets	788.9	729.7	772.1

Property, Plant & Equipment, Net	223.2	240.2	249.5
Intangible and Other Assets, Net	814.8	846.4	912.7

Total Assets	$1,826.9	$1,816.3	$1,934.3

Liabilities & Stockholders’ Equity
A/P and Accrued Expenses	$347.4	$371.5	$470.1	(a)
Current Portion of L.T.D.	44.4	57.9	79.2
Income Taxes Payable	11.4	10.7	9.0
Deferred Revenue	67.0	57.3	52.1

Total Current Liabilities	470.2	497.4	610.4

Long-Term Debt, less Current Maturities	33.3	44.5	162.7
Other Liabilities and Deferred Revenue	75.8	67.1	61.4

Total Stockholders’ Equity	1,247.6	1,207.3	1,099.8

Total Liabilities and Stockholders’ Equity	$1,826.9	$1,816.3	$1,934.3

Quarterly Financial Ratios (unaudited):
Days Sales Outstanding	45	44	35
Inventory Turnover	4.8	5.3	5.8
Return on Assets	6.5%	5.3%	4.5%
Working Capital % of Revenue	17.9%	13.2%	8.8%
Current Ratio	1.7	1.5	1.3

*	Certain numbers may differ slightly due to rounding.

(a)	Certain reclassifications were made to previously disclosed amounts to conform to current presentations. The balance sheet above includes a reclassification to reflect net credit customer accounts receivable balances as a component of accounts payable and accrued expenses and not as a reduction of accounts receivable as was reflected in the Company’s Q1 2005 and prior filings.

Symbol Technologies, Inc. & Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)

	Three Months Ended *
($ Millions)	March 31, 2006	December 31, 2005	March 31, 2005
Cash Flows from Operating Activities
Net Income	$29.5	$23.9	$22.2
Depreciation & Amortization	17.6	17.2	17.3
Other, Net	41.2	16.4	3.5

Changes in Assets & Liabilities
Accounts Receivable	(6.3)	(24.8)	(11.6)
Inventories	(17.9)	(22.5)	33.2
Accounts Payable & Accrued Expenses	(24.2)	16.4	6.5
Other, Net	7.6	(1.5)	1.8

Net Cash provided by Operating Activities	47.5	25.1	72.9

Cash Flows from Investing Activities
Expenditures for PP&E	(5.5)	(9.1)	(21.1)
Other, Net	(3.6)	(4.7)	(2.0)

Net Cash used in Investing Activities	(9.1)	(13.8)	(23.1)

Cash Flows from Financing Activities
Net Changes in Debt	(24.6)	(26.1)	(50.3)
Other, Net	3.7	(1.9)	1.1

Net Cash used in Financing Activities (including FX)	(20.9)	(28.0)	(49.2)

Net Change in Cash and Cash Equivalents	17.5	(16.7)	0.6

Beginning Cash and Cash Equivalents Balance	139.1	155.8	217.6

Ending Cash and Cash Equivalents Balance	$156.6	$139.1	$218.2

*	Certain numbers may differ slightly due to rounding.